     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2000

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ------------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                                IMPROVENET, INC.

             (Exact name of Registrant as specified in its charter)

               DELAWARE                                  1521                                 77-0452868
   (State or other jurisdiction of           (Primary Standard Industrial         (IRS Employer Identification No.)
    incorporation or organization)           Classification Code Number)

                            720 BAY ROAD, SUITE 200
                          REDWOOD CITY, CA 94063-2469
                                 (650) 701-8000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------
                                RONALD B. COOPER
                                   PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                                IMPROVENET, INC.
                            720 BAY ROAD, SUITE 200
                          REDWOOD CITY, CA 94063-2469
                                 (650) 701-8000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                   Mark P. Tanoury, Esq.                                      Laird H. Simons III, Esq.
                  Michael L. Weiner, Esq.                                     Katherine T. Schuda, Esq.
                   Ryan E. Naftulin, Esq.                                      R. Gregory Roussel, Esq.
                     Cooley Godward LLP                                           Fenwick & West LLP
                    3000 Sand Hill Road                                          Two Palo Alto Square
                   Building 3, Suite 230                                       Palo Alto, CA 94306-2155
                 Menlo Park, CA 94025-7116                                          (650) 494-0600
                       (650) 843-5100

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.
                         ------------------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-92873
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                              PROPOSED          PROPOSED          PROPOSED
                                                              MAXIMUM           MAXIMUM           MAXIMUM          AMOUNT OF
                 TITLE OF EACH CLASS OF                     AMOUNT TO BE     OFFERING PRICE      AGGREGATE        REGISTRATION
              SECURITIES TO BE REGISTERED                  REGISTERED(1)       PER SHARE       OFFERING PRICE        FEE(2)
Common Stock, $0.001 par value per Share................      529,000            $16.00          $8,464,000          $2,235

(1) Includes 69,000 shares of common stock issuable upon exercise of the underwriters' over-allotment option.

(2) 2,645,000 shares were registered under Registration Statement No. 333-92873 in connection with which a filing fee of $11,172 was paid.
                         ------------------------------
REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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
                                EXPLANATORY NOTE

This registration statement relates to the public offering of Common Stock of ImproveNet, Inc. contemplated by a Registration Statement on Form S-1 (File No. 333-92873), as amended (the "Prior Registration Statement"), which was declared effective by the Securities and Exchange Commission on March 15, 2000, and is filed solely to increase the number of shares to be offered in such offering by 529,000 (including up to 69,000 additional shares that may be sold pursuant to the Underwriters' over-allotment option). The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

    Pursuant to Rule 462(b) of the Securities Act of 1933, as amended, the Registrant has duly caused this abbreviated registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, County of San Mateo, State of California, on March 15, 2000.

                                                       By:             /s/ RICHARD G. REECE
                                                            -----------------------------------------
                                                                         Richard G. Reece
                                                                    SENIOR VICE PRESIDENT AND
                                                                     CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                                                       President, Chief Executive
                /s/ RONALD B. COOPER                     Officer and Director
     -------------------------------------------         (PRINCIPAL EXECUTIVE          March 15, 2000
                  Ronald B. Cooper                       OFFICER)

                                                       Senior Vice President and
                /s/ RICHARD G. REECE                     Chief Financial Officer
     -------------------------------------------         (PRINCIPAL FINANCIAL AND      March 15, 2000
                  Richard G. Reece                       ACCOUNTING OFFICER)

                          *
     -------------------------------------------       Chairman of the Board of        March 15, 2000
                  Robert L. Stevens                      Directors

                          *
     -------------------------------------------       Director                        March 15, 2000
                    Andrew Anker

     -------------------------------------------       Director
                   Domenico Cecere

                          *
     -------------------------------------------       Director                        March 15, 2000
                    Stuart Gannes

                          *
     -------------------------------------------       Director                        March 15, 2000
                     Brian Graff

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                          *
     -------------------------------------------       Director                        March 15, 2000
                   Garrett Gruener

                          *
     -------------------------------------------       Director                        March 15, 2000
                     Alex Knight

               * /s/ RICHARD G. REECE
     -------------------------------------------
                  Richard G. Reece
                  ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                              EXHIBITS
---------  --------------------------------------------------------------------------------------------
   1.1*     Form of Underwriting Agreement
   5.1*     Opinion of Cooley Godward LLP
  23.1*     Consent of PricewaterhouseCoopers LLP, Independent Accountants
  23.2*     Consent of Cooley Godward LLP (included in Exhibit 5.1)
  24.1*     Power of Attorney